Exhibit h.(iii)

FORM OF

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, as amended and restated on February 28, 2020 (the “Agreement”), is between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company”) on behalf of each Company’s series (each a “Fund” and collectively, the “Funds”) and Hartford Funds Management Company, LLC (the “HFMC”) on behalf of itself and its wholly owned subsidiary, Lattice Strategies LLC (“Lattice”).

WHEREAS, the Board of Directors of each Company (collectively, the “Board”) has appointed HFMC as the investment manager of each of the Funds other than Hartford Multifactor International Fund and Hartford Multifactor Large Cap Value Fund (the “Multifactor Funds”);

WHEREAS, the Board of Directors of The Hartford Mutual Funds II, Inc. has appointed Lattice as the investment manager of each of the Multifactor Funds;

WHEREAS, HFMC, on behalf of Lattice, agrees that Lattice shall waive its management fee and/or reimburse expenses with respect to Hartford Multifactor International Fund and Hartford Multifactor Large Cap Value Fund as set forth under this Agreement;

WHEREAS, for ease of reference within this Agreement the term “Adviser” shall refer to HFMC or Lattice as the context requires; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agree as follows:

1.	With the exception of Hartford Schroders China A Fund, for the period commencing February 28, 2020, through February 28, 2021, the Adviser hereby agrees to waive its management fee and/or reimburse Fund expenses to the extent necessary to ensure that the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4 below, does not exceed the specified amount for the class of shares of each Fund listed on Schedule A. For the period commencing on the effective date of the prospectus for Hartford Schroders China A Fund through March 31, 2021, or one-year after the effective date, whichever is later, the Adviser hereby agrees to waive its management fee and/or reimburse Hartford Schroders China A Fund’s expenses to the extent necessary to ensure that the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4 below, does not exceed the specified amount for each class of shares of Hartford Schroders China A Fund listed on Schedule A.

2.	Effective February 28, 2020, the Adviser hereby agrees to waive its management fee and/or reimburse Fund expenses to the extent necessary to ensure that the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4 below, does not exceed the specified for the class of shares of each Fund listed on Schedule B. The expense limitation arrangements under this Section 2 shall remain in place for a period of not less than one-year ending on February 28, 2021, and shall continue in effect after that date for subsequent one-year periods ending on March 1 of each year unless and until such time as the Board and the Adviser mutually agree in writing to terminate or modify the terms of this Section 2.

3.	To the extent that a class of shares of a Fund is subject both Section 1 and Section 2 of this Agreement, the expense limitation arrangement under Section 1 (Schedule A) or Section 2 (Schedule B) that would result in a lower amount of total net annual operating expenses shall apply in accordance with the terms set forth in Section 1 or Section 2, as applicable.

4.	For purposes of this Agreement, the term “Excluded Expenses” shall mean as follows:

(a)	For all Funds other than Hartford AARP Balanced Retirement Fund and The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses; extraordinary expenses.

(b)	For Hartford AARP Balanced Retirement Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses for investments in investment companies for which HFMC (or any of its affiliates) does not serve as investment manager; and extraordinary expenses.

(c)	For The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; and extraordinary expenses.

5.	Any reimbursements to a Fund by the Adviser, as required under the terms of this Agreement, are not subject to recoupment by the Adviser.

6.	For the avoidance of doubt, this Agreement intentionally omits references to any class of shares of a Fund that may be authorized but not currently offered by that Fund, including (by way of example and not limitation), Class R6 shares or Class T shares.

7.	The Adviser understands and intends that the Funds will rely on this Agreement: (a) in preparing and filing amendments to the Company’s registration statements on Form N-1A with the Securities and Exchange Commission; (b) in accruing each Fund’s expenses for purposes of calculating its net asset value per share; and (c) reflecting a Fund’s net operating expenses in the Fund’s financial statements and other documents.

8.	This Agreement supersedes that certain Amended and Restated Expense Limitation Agreement, dated March 1, 2019, including any amendments thereto, and any similar previous agreement between the parties. This Agreement may be amended or modified by mutual written consent of the Adviser and the Board.

9.	This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

Name:
Thomas R. Phillips
Title:	Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

Name:
Thomas R. Phillips
Title:	Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

Name:
Gregory A. Frost
Title:	Chief Financial Officer

LATTICE STRATEGIES LLC,
By: HARTFORD FUNDS MANAGEMENT COMPANY, LLC, its Managing Member

Name:
Gregory A. Frost
Title:	Chief Financial Officer

Document Revision History:

Last Amended on:	February 28, 2020
Amended and Restated on:	February 28, 2020
Approved on:	February 5, 2020

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford AARP Balanced Retirement Fund	Class A: 0.96% Class C: 1.71% Class I: 0.66% Class Y: 0.55% Class F: 0.45% Class R3: 1.18% Class R4: 0.88% Class R5: 0.55% Class R6 0.45%
Hartford Schroders China A Fund	Class A: 1.45% Class C: 2.25% Class I: 1.15% Class Y: 1.11% Class F: 0.99% Class SDR:0.99%
Hartford Climate Opportunities Fund	Class A: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.79% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%
The Hartford Conservative Allocation Fund	Class A: 1.19% Class C: 1.94% Class I: 0.94% Class F: 0.84% Class R3: 1.44% Class R4: 1.14% Class R5: 0.84%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Emerging Markets Equity Fund	Class A: 1.45% Class C: 2.20% Class I: 1.20% Class Y: 1.10% Class F: 0.98% Class R3: 1.70% Class R4: 1.45% Class R5: 1.15% Class R6 0.98%
The Hartford Emerging Markets Local Debt Fund	Class A: 1.18% Class C: 1.93% Class I: 0.93% Class Y: 0.88% Class F: 0.83% Class R3: 1.48% Class R4: 1.18% Class R5: 0.88%
Hartford Schroders Emerging Markets Multi-Sector Bond Fund	Class A: 1.15% Class C: 1.90% Class I: 0.90% Class Y: 0.85% Class F: 0.75% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class SDR: 0.75%
The Hartford Floating Rate High Income Fund	Class A: 1.05% Class C: 1.80% Class I: 0.80% Class Y: 0.78% Class F: 0.75% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75%
Hartford Global Impact Fund	Class A: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.79% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Global Real Asset Fund	Class A: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.90% Class F: 0.90% Class R3: 1.50% Class R4: 1.20% Class R5: 0.95%
The Hartford High Yield Fund	Class A: 1.05% Class C: 1.80% Class I: 0.80% Class Y: 0.79% Class F: 0.70% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75%
The Hartford International Growth Fund	Class A: 1.30% Class C: 2.05% Class I: 1.00% Class Y: 0.95% Class F: 0.85% Class R3: 1.57% Class R4: 1.27% Class R5: 1.00% Class R6: 0.85%
Hartford Multifactor International Fund	Class Y: 0.44% Class F: 0.34% Class R3: 1.04% Class R4: 0.74% Class R5: 0.44% Class R6: 0.34%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Schroders International Stock Fund	Class A: 1.15% Class C: 1.95% Class I: 0.85% Class Y: 0.85% Class F: 0.75% Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class SDR: 0.75%
Hartford Multifactor Large Cap Value Fund	Class Y: 0.34% Class F: 0.24% Class R3: 0.94% Class R4: 0.64% Class R5: 0.34% Class R6: 0.24%
Hartford Municipal Income Fund	Class A: 0.69% Class C: 1.44% Class I: 0.46% Class F: 0.39%
Hartford Municipal Short Duration Fund	Class A: 0.69% Class C: 1.44% Class I: 0.46% Class F: 0.39%
The Hartford Quality Bond Fund	Class A: 0.85% Class C: 1.60% Class I: 0.60% Class Y: 0.54% Class F: 0.44% Class R3: 1.19% Class R4: 0.94% Class R5: 0.64%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Quality Value Fund	Class A: 0.96% Class C: 1.71% Class I: 0.66% Class Y: 0.57% Class F: 0.46% Class R3: 1.18% Class R4: 0.88% Class R5: 0.63% Class R6: 0.46%
Hartford Schroders Securitized Income Fund	Class A: 1.10% Class C: 1.95% Class I: 0.85% Class Y: 0.80% Class F: 0.70% Class SDR: 0.70%
Hartford Small Cap Value Fund	Class A: 1.30% Class C: 2.05% Class I: 1.00% Class Y: 0.85% Class F: 0.80% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.80%
The Hartford Small Company Fund	Class A: 1.40% Class C: 2.15% Class I: 1.15% Class Y: 0.95% Class F: 0.90% Class R3: 1.55% Class R4: 1.25% Class R5: 0.95% Class R6: 0.90%

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Strategic Income Fund	Class A: 0.95% Class C: 1.70% Class I: 0.70% Class Y: 0.69% Class F: 0.60% Class R3: 1.25% Class R4: 0.95% Class R5: 0.65% Class R6: 0.60%
Hartford Schroders Tax-Aware Bond Fund	Class A: 0.71% Class C: 1.59% Class I: 0.49% Class Y: 0.56% Class F: 0.46% Class SDR: 0.46%
Hartford Schroders US Small Cap Opportunities Fund	Class A: 1.35% Class C: 2.10% Class I: 1.10% Class Y: 1.05% Class F: 0.95% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class SDR: 0.95%

SCHEDULE B

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Floating Rate Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%
The Hartford Inflation Plus Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%
The Hartford Short Duration Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75%
The Hartford Total Return Bond Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%

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